EXHIBIT 99.1

June 26, 2019

KAVITA MAHTANI NAMED CHIEF FINANCIAL OFFICER OF
HSBC NORTH AMERICA HOLDINGS

NEW YORK -- HSBC today announced the appointment of Kavita Mahtani as Chief Financial Officer, HSBC North America Holdings Inc. (HNAH).

In this role, she will be responsible for the financial operations of HNAH and all its subsidiaries, including HSBC USA Inc. and HSBC Bank USA, N.A., and will oversee the financial functions of HSBC’s US operations including accounting, regulatory reporting, stress testing and capital management.

Mahtani also will have oversight of financial functions across the Americas region. Gerhardt Samwell, CFO for HSBC Bank Canada, and Martin Peusner, CFO, HSBC Latin America and Mexico, will report to her.

Based in New York, Mahtani will report to Patrick J. Burke, President and CEO, HSBC USA, and will join the U.S. Executive Committee. The appointment is effective Oct. 1, 2019.

“We are focused on improving returns of HSBC’s U.S. operations through client-centric revenue growth and cost-control and reinvestment, and as our strategy gains momentum, we need a strong financial leader,” said Burke. “Kavita’s depth of experience will help us achieve our financial objectives as we continue to strengthen client relationships and derive greater value from HSBC’s global network and universal banking model.”

Mahtani has 25 years of experience in financial services and a broad strategic knowledge of banking. She joins HSBC from Citigroup, where she has most recently served as Head of Asset and Liability Management for Citi Corporate Treasury. She has held a number of significant strategic roles at Citigroup, including Chief Financial Officer, Global Corporate & Investment Banking; Global Head of Financial Planning and Analysis; and Director, Investor Relations. Before joining Citigroup in 2006, she held key roles at Merrill Lynch and Morgan Stanley.

Mahtani received a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania and an MBA from the University of Chicago. She is on the Board of Directors of Pratham USA’s Tri-State Chapter, a member of the Council on Foreign Relations and active in a number of charitable organizations in New York City.

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Media enquiries to:

Rob Sherman            (212) 525-6901     robert.a.sherman@us.hsbc.com
US Head of Media Relations
HSBC

Note to editors:

ABOUT HSBC
HSBC North America Holdings Inc. is the holding company for HSBC Holdings plc's operations in the United States. The company’s businesses serve customers in the following key areas: retail banking and wealth management, commercial banking, private banking, and global banking and markets.

HSBC Bank USA, National Association (HSBC Bank USA, N.A.) serves customers through retail banking and wealth management, commercial banking, private banking, and global banking and markets segments. It operates bank branches in: California; Connecticut; Washington, D.C.; Florida; Maryland; New Jersey; New York; Pennsylvania; Virginia; and Washington. HSBC Bank USA, N.A. is the principal subsidiary of HSBC USA Inc., a wholly-owned subsidiary of HSBC North America Holdings Inc. HSBC Bank USA, N.A. is a Member of FDIC. Investment and brokerage services are provided through HSBC Securities (USA) Inc., (Member NYSE/FINRA/SIPC) and insurance products are provided through HSBC Insurance Agency (USA) Inc.

HSBC USA Inc. ("HUSI") is a Maryland corporation and its principal business is to act as a holding company for its subsidiaries including HSBC Bank USA, N.A. Through HSBC Bank USA, N.A. and its subsidiaries, HUSI offers a full range of traditional banking products and services to individuals, including high net worth individuals, small businesses, corporations, institutions and governments. HUSI is a wholly-owned subsidiary of HSBC North America Holdings Inc.

HSBC Holdings plc is headquartered in London. HSBC serves customers worldwide from offices in 66 countries and territories in our geographical regions: Europe, Asia, North America, Latin America, and Middle East and North Africa. With assets of $2,659bn at 31 March 2019, HSBC is one of the world’s largest banking and financial services organisations.

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